Execution Version

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 10th day of September, 2014 between CDI Corp., a Pennsylvania corporation (the “Company”), and Scott Freidheim (“Executive”). The date on which Executive’s employment with the Company commences, which Executive agrees is required to occur no later than September 15, 2014, is referred to herein as the “Start Date.”

WHEREAS, the Company desires to employ Executive, and Executive is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

Section 1.Employment. Effective as of the Start Date, the Company hereby employs Executive, and Executive hereby accepts such employment and agrees to serve as the Company’s Chief Executive Officer and President, and to render services to the Company and its subsidiaries, divisions and affiliates, during the Employment Period set forth in Section 3, subject to the terms and conditions hereinafter set forth. During the Employment Period, the Executive shall report to the Company’s Board of Directors (the “Board”).
Section 2.    Duties; Board Service; Indemnification; Policies. As Chief Executive Officer and President of the Company, the Executive shall be responsible for the overall day to day management and affairs of the Company and shall have such other duties and responsibilities as may be provided by the Board, provided that Executive’s duties and responsibilities shall in all cases be subject to the policies set by, and at the direction and control of, the Board. The Company shall appoint the Executive to the Board, effective as of the Start Date. Thereafter, during the Employment Period, he shall be nominated to the Board at each applicable meeting of the Company’s stockholders. During the Employment Period, the Executive shall be afforded the full protection of the indemnification and coverage as an insured under directors and officers liability insurance generally available to officers and directors under the Company’s by-laws (as in effect from time to time) which protection shall survive any expiration or other termination of this Agreement and any termination of Executive’s employment in accordance with the terms of the applicable documents, and shall be subject to the policies applicable to the Company’s senior executives, as may be in effect from time to time (including, without limitation, any share ownership and incentive compensation clawback policies).
Section 3.    Term. The term of Executive’s employment under this Agreement (the “Employment Period”) shall commence as of the Start Date, and, unless sooner terminated pursuant to Section 7 of this Agreement, shall continue until the close of business on the date immediately preceding the fifth anniversary of the Start Date.
Section 4.    Extent of Services.
(a)    General. During the Employment Period, Executive shall devote the Executive’s entire productive time, ability and attention and give his best efforts, skills and abilities exclusively to the management and operations of the Company and its business and the business of its subsidiaries, divisions and affiliates. Executive shall perform his services hereunder at the Company’s offices in Philadelphia, Pennsylvania and at such other places as are required for the effective management of the Company and its business and the business of its subsidiaries, divisions and affiliates. During the Employment Period, Executive shall, if elected or appointed, serve as a director of the Company and as an executive officer and/or director of any

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subsidiary, division or affiliate of the Company and shall hold, without any compensation other than that provided for in this Agreement, the offices in the Company and in any such subsidiary, division or affiliate to which Executive may, at any time or from time to time, be elected or appointed.
(b)    Outside Activities. During the Employment Period, the Executive may not, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Board’s prior written consent. Notwithstanding the foregoing, with the consent of the Board, the Executive may serve on the board of directors of one company (in addition to the Company and the non-profits described below in subsection (c)), provided that such service does not result in a conflict of interest or interfere in any respect with the Executive’s duties and obligations to the Company (in each case, as determined by the Board).
(c)    Current Board Membership.    Prior to the Start Date, the Executive shall resign from all corporate (for profit) boards of directors on which he is serving. The Executive may continue to serve on the board of directors of the not-for-profit companies set forth on Exhibit A attached hereto, provided that such service does not result in a conflict of interest or interfere in any respect with the Executive’s duties and obligations to the Company (in each case, as determined by the Board).
Section 5.    Compensation and Benefits.
(a)    Base Salary. During the Employment Period, Executive shall receive as compensation for his services a base salary at the rate of Six Hundred Thousand Dollars ($600,000) per annum payable in equal installments at such intervals as the Company pays its senior executive officers generally (the “Base Salary”). The Base Salary shall be reviewed annually for any increase by the Compensation Committee of the Board (the “Compensation Committee”).
(b)    Equity Compensation. During the Employment Period, Executive shall be eligible to receive equity incentive awards pursuant to the Company’s equity compensation plans, as may be in effect from time to time. In addition, Executive shall be granted the following equity incentive awards:
(i)    Stock Options. On or about the Start Date, Executive will be granted 50,000 Stock Options pursuant to the terms of the Company’s Amended and Restated 2004 Omnibus Stock Plan (the “Plan”) and a Stock Option Agreement in the form attached hereto as Exhibit B (the “Initial Hire Options”).
(ii)    Time-Vested Deferred Stock. On or about the Start Date, Executive will be granted 50,000 shares of Time-Vested Deferred Stock pursuant to the terms of the Plan and a Time-Vested Deferred Stock Agreement in the form attached hereto as Exhibit C (the “Initial Hire Deferred Stock”).
(iii)    Performance Units. On or about the Start Date, Executive will be granted an award of 640,000 Performance Units pursuant to the terms of the Plan and a Performance Unit Agreement in the form attached hereto as Exhibit D (the “2014 PSUs”). In addition, subject to the Executive’s continued employment with the Company on the grant date, within 10 business days after January 1, 2015, Executive will be granted an award of 640,000

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Performance Units pursuant to the terms of the Plan and a Performance Unit Agreement in the form attached hereto as Exhibit E (the “2015 PSUs”).
(c)    Annual Incentive Compensation. The Executive shall be eligible to receive a discretionary cash bonus for the portion of the 2014 calendar year during which the Executive is employed by the Company, as determined by the Compensation Committee. During the Employment Period, beginning with the 2015 calendar year, the Executive shall be eligible to earn an annual performance-based cash bonus of up to 100% of Base Salary pursuant to a bonus plan and performance criteria established by the Compensation Committee. Payment of any annual bonus shall be contingent on the Executive’s employment on the bonus payment date (except as otherwise provided below in Section 7(b)(ii)).
(d)    Employee Benefits. During the Employment Period, Executive shall be eligible to participate in the Company’s employee benefit plans (such as health, medical, dental, life insurance, retirement, and deferred compensation plans), generally on the same basis as the Company’s other senior executive officers. Executive will also be eligible to participate in the Company’s Executive Stock Purchase Opportunity Program (as may be amended from time to time) during the Employment Period, pursuant to which the Company will grant the Executive a designated number of unvested shares of common stock, par value $.10 per share, of the Company (“Common Stock”) for each share of Common Stock purchased by the Executive. In addition, Executive shall be encouraged to take reasonable vacation at such times as are mutually convenient to Executive and the Company, but shall not have a fixed number of vacation days per year.
(e)    Relocation Benefits. As a condition to Executive’s employment with the Company, the Executive shall be required to relocate the Executive’s primary residence to the Philadelphia metropolitan area on or before September 30, 2014. In connection with such relocation, the Company shall provide the Executive with the following relocation benefits (with such amounts to be reimbursed after submission of evidence of the incurrence of the same in accordance with the Company’s reimbursement procedures): (i) temporary housing costs in the Philadelphia, Pennsylvania metropolitan area during the six month period immediately following July 31, 2014, with such reimbursement not to exceed $20,000 for the first month and $10,000 for each of the next five months; (ii) reimbursement for closing costs for the one-time purchase of a primary residence in the Philadelphia, Pennsylvania metropolitan area (i.e., title insurance, recording fees, real estate transfer taxes, flood certification, recording/notary fees, attorney’s fees and surveys/inspections); (iii) upon the purchase of such primary residence in the Philadelphia, Pennsylvania metropolitan area, reimbursement for (a) transportation of up to two automobiles to the Philadelphia, Pennsylvania metropolitan area and (b) packing and shipping of household furniture and household personal effects to such new primary residence; (iv) pocket/street money allowance in the amount of $15,000 for miscellaneous costs; and (v) payment of the balance of the Executive’s current apartment lease in London, England as of the date he relocates to the Philadelphia, Pennsylvania metropolitan area (which is expected to be approximately $50,000-$60,000). If the Executive so requests prior to the making of any such reimbursement, and the Company determines that doing so is permitted by all applicable securities and other laws, and the rules of any applicable stock exchange, the Company shall provide the Executive with fully vested shares of Common Stock in lieu of cash for the items above (with such shares to have a Fair Market Value (as defined in the Plan) on the date of transfer equal to the amount of the expenses then being reimbursed), but subject to the satisfaction of any tax withholding requirements.

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(f)    Tax Withholding. All payments to Executive or his estate made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.
Section 6.    Expense Reimbursements.
(a)    General. During the Employment Period, the Company shall reimburse Executive for all reasonable and itemized out-of-pocket business expenses incurred by Executive in the ordinary course of the Company’s business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.
(b)    Legal Fees. The Company shall reimburse Executive for the legal fees and expenses that he incurs in connection with the negotiation and execution of this Agreement (and the Term Sheet (as defined below)), but not in an amount in excess of $25,000. Such reimbursement shall be made within 30 days after the later of the commencement of the Employment Period and submission by Executive of evidence of the incurrence and payment of such expenses, provided that Executive submits such evidence by no later than November 15, 2014.
Section 7.    Termination.
(a)    General. The Employment Period and Executive’s employment with the Company may be terminated by either the Board on behalf of the Company or Executive as provided in this Section 7(a). Upon any termination of employment, Executive shall resign, and shall be deemed to have resigned, from all positions he then holds with the Company and its subsidiaries, divisions and affiliates. Following any termination of Executive’s employment hereunder, all obligations of the Company under this Agreement shall terminate except as otherwise provided in Section 7(b) below.
(i)    Death and Disability. The Employment Period and Executive’s employment with the Company shall terminate immediately upon Executive’s death. In addition, the Company may terminate the Employment Period and Executive’s employment with the Company immediately due to his “Total Disability,” which shall have the same meaning as in the Company’s Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company’s management employees.
(ii)    Termination by the Company With or Without Cause. The Company may immediately terminate the Employment Period and Executive’s employment with or without “Cause.” Cause shall mean (i) the Executive’s conviction of, or entry of a plea of either guilty or no contest to a charge of, commission of a felony or other crime involving moral turpitude; (ii) the Executive’s willful continued failure or refusal to perform his duties; (iii) the Executive’s willful misconduct or gross negligence in connection with the performance of the Executive’s duties that materially adversely affects the performance of his duties or results in material damage to the Company or its subsidiaries or (iv) the Executive’s material breach of any of the terms or conditions of this Agreement; provided that the Company provides written notice to the Executive of its intention to terminate the Executive’s employment for Cause under clause (ii) or (iv) and the Executive fails to cure such grounds for Cause within ten days after the notice was given to the Executive.  For purposes hereof, no act or omission to act will be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company.

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(iii)    Termination by Executive. Executive may terminate his employment with the Company at any time upon 90 days advance written notice to the Company (provided that the Company may accelerate such date of termination in its sole discretion and no such action shall entitle the Executive to notice pay, pay in lieu of notice, severance pay or other similar payments or benefits) (such 90 day or shorter period, as the case may be, the “Notice Period”).
(b)    Severance.
(i)    General. In the event that Executive’s employment is terminated for any reason during the Employment Period, Executive shall be entitled to receive all accrued but unpaid Base Salary and all vested benefits earned under the Company’s employee benefit plans in accordance with the terms thereof.
(ii)    Termination Without Cause. In the event that the Company terminates Executive’s employment without Cause (other than due to Total Disability) during the Employment Period, Executive shall be entitled to receive, in addition to the benefits set forth in Section 7(b)(i) above and contingent upon Executive’s execution of a general waiver and release of claims substantially in the form attached hereto as Exhibit F (the “Release”), such that such Release is effective, with all revocation periods having expired unexercised, by no later than the 60th day after such termination:
(1)    continued Base Salary for a period of (I) six months if such termination occurs on or before the first anniversary of the Start Date or (II) three months if such termination occurs after the first anniversary of the Start Date but on or before the second anniversary of the Start Date; provided that no Base Salary continuation shall be provided if such termination occurs after the second anniversary of the Start Date,
(2)    payment of any earned but unpaid annual incentive bonus under Section 5(c) for a previous completed year (such earned bonus to be paid when bonuses are generally paid to the Company’s executive employees);
(3)    a pro-rated annual bonus under Section 5(c) for the calendar year in which such termination occurs, based on actual results (as determined without any exercise of negative discretion) multiplied by a fraction, the numerator of which is the number of days employed in the fiscal year through the date of termination and the denominator of which is 365 (such pro-rata bonus to be paid when bonuses for the year of termination are generally paid to the Company’s executive employees);
(4)    if such termination occurs prior to the fifth anniversary of the Start Date, pro-rated vesting of the Initial Hire Option and Initial Hire Deferred Stock in an amount, with respect to each such award, equal to the product of (I) the number of shares of Common Stock underlying such award, multiplied by (II) a fraction, the numerator of which is the number of days in the period commencing on the grant date and ending on the date of termination of employment and the denominator of which is 1825 (with the shares subject to the Initial Hire Deferred Stock award that become so vested, and the dividend equivalents attributable to such shares that become so vested, to be settled within 60 days after the date of such termination of employment);
(5)    with respect to the 2014 PSUs and 2015 PSUs, if such termination occurs prior to the fifth anniversary of the Start Date, the Aggregate Settlement

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Amount (as defined in the applicable award agreement), if any, accrued through the end of the Measurement Period (as defined in the applicable award agreement), with such amount to be settled as set forth in the applicable award agreement.
Notwithstanding the foregoing, if the 60 day release period overlaps two calendar years, then any portion of the Base Salary payments under clause (1) above and the Initial Hire Deferred Stock under clause (4) above that would otherwise be provided to Executive during such first calendar year shall be withheld and paid on the first payroll date in such second calendar year (with all remaining payments to be made as if no such delay had occurred). In addition, the Company’s obligation to provide the severance benefits set forth in clause (1) above shall terminate on the date on which Executive becomes employed by a new employer.
Section 8.    Representations, Warranties and Acknowledgements of Executive.
(a)    Executive represents and warrants that his experience and capabilities are such that the provisions of Section 9 will not prevent him from earning a livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to breach the obligations contained in Section 9.
(b)    Executive acknowledges that (i) during Executive’s employment with the Company, Executive will have access to Confidential Information (as defined below); (ii) such Confidential Information is proprietary, material and important to the Company and its non-disclosure is essential to the effective and successful conduct of the Company’s business; (iii) the Company’s business, its customers’ business and the businesses of other companies with which the Company may have commercial relationships could be damaged by the unauthorized use or disclosure of this Confidential Information; and (iv) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret, and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive’s advantage or the advantage of others.
(c)    Executive acknowledges that as the Chief Executive Officer and President, Executive will (i) be put in a position of trust and confidence and have access to and create Confidential Information, (ii) supervise the operations and employees of the Company, (iii) be in contact with customers and prospective customers, (iv) participate in the preparation and submission of bids and proposals to customers and prospective customers and (v) direct and participate in the formulation and implementation of the Company’s strategic plans.
(d)    Executive acknowledges that the Company operates globally and that Executive will have global responsibilities during the term of his employment with the Company. Executive acknowledges that as the Chief Executive Officer and President, it is essential for the Company’s protection of its legitimate business interests (including without limitation the Confidential Information and the Company’s goodwill) that Executive be restrained from (i) soliciting or inducing any of the Company’s officers and employees to leave the Company’s employ, (ii) hiring or attempting to hire any of the Company’s officers or employees, (iii) soliciting the Company’s customers and suppliers for a competitive purpose and (iv) competing against the Company for a reasonable period of time. Executive acknowledges and agrees that the restrictions contained in Section 9 are narrowly tailored to protect these legitimate business interests given the Executive’s role as Chief Executive Officer and President, and that should Executive breach any of these restrictions, he will inevitably use or disclose the Confidential Information and goodwill and otherwise unfairly compete with the Company.

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(e)    Executive represents and warrants that Executive is not bound by any other obligation or agreement, written or oral, which would preclude Executive from fulfilling all the obligations, duties and covenants in this Agreement. Executive also represents and warrants that Executive will not use, in connection with his employment with the Company, any materials which may be construed to be confidential to a prior employer or other persons or entities. In the event of a breach of this Section 8 which results in damage to the Company, Executive will indemnify and hold the Company harmless with respect to such damage.
(f)    Executive acknowledges that (i) any claim Executive may have against the Company, whether under this Agreement or otherwise, will not be a defense to enforcement of the restrictions set forth in Section 9, and (ii) the circumstances of Executive’s termination of employment will have no impact on his obligations under Section 9.
References in this Section 8 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

Section 9.    Executive’s Covenants and Agreements.
(a)    Executive agrees to maintain, or supervise others with respect thereto, customary records of transactions and services performed by Executive on behalf of the Company and to submit this information to the Company in the manner and at the times that the Company may, from time to time, direct.
(b)    Executive agrees to abide by and comply with all personnel and company practices and policies applicable to Executive, as they may be in effect from time to time.
(c)    Executive shall promptly and completely disclose to the Company and the Company or its designee will own all rights, title and interest to any Inventions (as defined below) made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained by Executive, alone or jointly with others, during Executive’s employment with the Company (whether or not such Inventions are made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained during working hours) and, to the extent that development occurred or continued during employment, for one year after termination of Executive’s employment with the Company. Executive hereby assigns all of his interest in the Inventions to the Company, with all copyrightable Inventions to be deemed “works for hire” under the federal Copyright Act. To the extent that Executive retains any interest in the Inventions, Executive agrees to take all such actions during employment with the Company or at any time thereafter as may be necessary, desirable or convenient (without further compensation to Executive), at Company expense, to assist the Company or its designee in securing patents, copyright registrations, or other proprietary rights in such Inventions and in defending and enforcing the Company’s or such designee’s rights to such Inventions, including without limitation the execution and delivery of any instruments of assignments or transfer, affidavits, and other documents, as the Company or its designee may request from time to time to confirm the Company’s or its designee’s exclusive ownership of the Inventions. Executive represents and warrants that as of the date hereof there are no works, software, inventions, discoveries or improvements (other than those included in a copyright or patent of application therefor) which were recorded, written, conceived, invented, made or discovered by Executive, or in which Executive has any interest, before entering into this Agreement and which Executive desires to be removed from the provisions of this Agreement.

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(d)    For purposes of this Agreement, “Inventions” means Confidential Information, concepts, developments, innovations, inventions, information, techniques, ideas, discoveries, designs, processes, procedures, improvements, enhancements, modifications (whether or not patentable), including, but not limited to, those relating to hardware, software, languages, models, algorithms and other computer system components, and writings, manuals, diagrams, drawings, data, computer programs, compilations and pictorial representations and other works (whether or not copyrightable). Inventions does not include the foregoing that both (i) are made, developed, conceived, authored or obtained by Executive during non-working hours without the use of the Company’s resources and (ii) do not relate to any of the Company’s past, present or prospective activities.
(e)    From and after the date hereof, Executive will hold all of the Confidential Information (as defined below) in the strictest confidence and will not use (on his own behalf or on behalf of any other person or entity) any Confidential Information for any purpose and will not publish, disseminate, disclose or otherwise make any Confidential Information available to any person or entity, except as may be required in connection with the performance of Executive’s duties to the Company during Executive’s employment or as may be required by law. In the event Executive is required by law to disclose Confidential Information, Executive will (i) immediately (and prior to such disclosure) notify Company and cooperate with Company in any efforts by Company to oppose such disclosure, and (ii) disclose only that portion of the Confidential Information that is legally required to be disclosed and exercise best efforts to ensure that such Confidential Information will be afforded confidential treatment. Under no circumstances will Executive acquire any ownership interest in, or right to use any, Confidential Information.
(f)    For purposes of this Agreement, “Confidential Information” means all information, data, know-how, systems and procedures of a technical, sensitive, non-public or confidential nature in any form relating to the Company or its customers, including without limitation Inventions, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, systems for recruitment, contractual arrangements, market research data, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, strategies, concepts, computer programs or software in various stages of development, passwords, source code listings and object code. Confidential Information does not include any data or information that becomes publicly available other than by (i) reason of Executive’s direct or indirect breach of his obligations under this Agreement or other obligations to the Company, or (ii) a breach by any other person or entity of his/her/its obligations to the Company.
(g)    All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information or Inventions will belong exclusively to the Company and its customers and Executive will not remove from the Company’s or its customers’ premises any such items under any circumstances without the prior written consent of the party owning such item. Executive will deliver to the Company all copies of such materials, and all other property of the Company and its customers, in Executive’s actual or constructive control upon the Company’s request or upon termination of Executive’s employment with the Company and, if requested by the Company, will state in writing that all such materials and property were returned.

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(h)    Executive shall, from and after the date hereof, refrain from making or publishing any disparaging or false statements, oral or written, about the Company, its customers or its vendors, or any of their respective officers, directors, employees or affiliates. The Company shall not, except as required by applicable law, rule or regulation, authorize any of its senior executives to make any disparaging or false statements, oral or written, about Executive. Nothing in this paragraph precludes any party from providing truthful information to any governmental authority or in response to any lawful subpoena or other legal process.
(i)    From the date hereof through the first anniversary of the date of any termination of Executive’s employment (which one year period shall commence at the end of any notice period, including, without limitation, the Notice Period), Executive agrees not to: (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as a proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or otherwise with any entity, business or operations that engages or intends to engage in any Competing Business (as defined below) anywhere in the world, (ii) directly or indirectly solicit for hire, hire, interfere with or attempt to entice away from the Company (whether in whole or in part), any employees or consultants of the Company or anyone who was one of the Company’s employees or consultants within 6 months prior to such solicitation, hiring, interference or enticement or (iii) on behalf of or for the benefit of a Competing Business, contact, solicit, interfere with or attempt to entice away from the Company (whether in whole or in part) any customer or client or prospective customer or client of the Company. “Competing Business” means any person, business or other enterprise which provides any of the following services:  (1) engineering, architecture, design, drafting, procurement, construction management, or similar services; (2) software or website development, help desk support, desk-side support, data processing, systems and network support, upgrades and migrations, or similar information technology services; (3) temporary, permanent placement or managed staffing services; (4) franchised services relating to the executive search and staffing business;  or (5) any other services provided by the Company at the time of Executive’s termination of employment or proposed to be conducted by the Company as of the date of Executive’s termination of employment. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section 9(i) so long as Executive does not participate in the management of such company.
(j)    Executive agrees that following termination of his employment, he will cooperate fully with the Company, at such times as are mutually convenient for Executive and the Company and not materially interfering with Executive’s other business endeavors, as to any and all claims, controversies, disputes, or complaints of which he has any knowledge or that may relate to him or his employment with the Company.  The Company will reimburse Executive for any reasonable out-of-pocket expenses incurred by Executive following his termination of employment in connection with the performance of his duties under this Section 9(j).  Such cooperation includes but is not limited to providing the Company with all information known to him related to such claims, controversies, disputes, or complaints and appearing and giving testimony in any forum.
References in this Section 9 to the Company shall include the Company, its subsidiaries, divisions and affiliates, each of which may enforce the restrictions set forth in this Section 9.

Section 10.    Remedies. Executive acknowledges that his promised services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an

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action of law, and that, in the event there is a breach hereof by Executive, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. The Executive and the Company agree and intend that Employee’s obligations under Section 9 (to the extent not perpetual) be tolled during any period that Executive is in breach of any of the obligations under Section 9, so that the Company is provided with the full benefit of the restrictive periods set forth herein. If the Company resorts to the courts for the enforcement of any of the covenants of Executive contained in Section 9 hereof, the extension described in the immediately preceding sentence shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.
Section 11.    Code Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Executive is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Executive’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Executive’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Executive in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following Executive’s separation from service or (ii) the 10th business day following Executive’s death. If Executive’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Executive’s employment and which are subject to Code Section 409A shall not be paid until Executive has experienced a "separation from service", or other permitted payment event, within the meaning of Code Section 409A. In addition, to the extent required by Code Section 409A, no reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit and the amount available for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the amount available for reimbursement, or in-kind benefits to be provided, in a subsequent calendar year. Any reimbursement to which Executive is entitled hereunder shall be made no later than the last day of the calendar year following the calendar year in which such expenses were incurred. Each severance installment contemplated under Section 7 hereof or other payment of “deferred compensation” (under Code Section 409A) shall be treated as a separate payment in a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii). Neither the Company nor any of its affiliates shall have any liability or obligation to Executive in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A.
Section 12.    Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver

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of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.
Section 13.    Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:
To the Company:
CDI Corp.
3500 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention: Board of Directors

with required copies to:

CDI Corp.
3500 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention: General Counsel
and

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Stephen W. Skonieczny, Esq.
Telephone: (212) 698-3524
Facsimile: (212) 314-0024

To Executive:

At his address in the Company’s records,

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 14.    Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement, including without limitation in Section 9, shall for any reason be held to be excessively broad as to duration, scope, activity, subject or otherwise, it is

12174719.3.TAX

the intention of Executive and the Company that such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the maximum extent compatible with the applicable law.
Section 15.    Governing Law; Exclusive Choice of Forum. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Eastern District of Pennsylvania (or if federal jurisdiction does not exist, the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County) for any litigation arising out of this Agreement.
Section 16.    Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Executive’s rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company. This Agreement may be assigned by the Company.
Section 17.    Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.
Section 18.    Survival. Notwithstanding the termination of the Employment Period or Executive’s employment with the Company for any reason, Sections 7(b) and 8 through and including 19, and the provisions of Section 2 relating to indemnification and directors and officers liability insurance coverage and clawbacks, shall survive any such termination in accordance with their terms.
Section 19.    Entire Agreement; Amendments. This Agreement constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto (including, without limitation, that certain Summary of Key Terms – Scott Freidheim Employment Agreement, dated as of August 12, 2014 (the “Term Sheet”)). This Agreement may be modified only by an agreement in writing executed by both Executive and the Company.
[signature page follows]

12174719.3.TAX

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CDI CORP.

__________________________

By: /s/ Michael J. Emmi
Title: _____________________

EXECUTIVE

/s/ Scott Freidheim
Scott Freidheim

12174719.3.TAX

EXHIBIT A

CURRENT NON-PROFIT DIRECTORSHIPS

•	Scholar Rescue Fund

•	Institute of International Education

•	Stephen C. Freidheim Foundation

•	Advisory Board of Sponsored Education Opportunities

12174719.3.TAX

EXHIBIT B

INITIAL HIRE STOCK OPTION AGREEMENT

12174719.3.TAX

EXHIBIT B

CDI CORP.
NON-QUALIFIED OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to Scott Freidheim (the “Recipient”) a Non-Qualified Option to purchase 50,000 shares of CDI Stock (this “Option”) on the terms set forth in this agreement (this “Agreement”). This Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of an express conflict between the terms of this Agreement and the Plan, the Plan will prevail. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Option shall be a Non-Qualified Option for purposes of the Plan.
2.    Definitions.
(a)     “CDI Stock” means CDI Corp. common stock, par value $0.10 per share.
(b)    “Committee” means the Compensation Committee of the Board.
(c)    “Company” means CDI Corp., a Pennsylvania corporation.
(d)    “Date of Exercise” means the date on which the notice of exercise required by Section 5 below is received by the Company.
(e)    “Date of Grant” means September [__], 2014.
(f)    “Employment Agreement” means the employment agreement between the Company and Recipient, dated as of September 10, 2014, as the same may be amended, amended and restated and/or supplemented from time to time.
(g)    “Exercise Price” means $[______], the Fair Market Value of CDI Stock on the Date of Grant.
(h)    “Plan” means the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan, as amended.
(i)    “Retirement” means the Recipient’s leaving the employ of the Company:

(i)	on or after the date that the Recipient satisfies one of the following combinations of age and years of service with the Company:
(1)    60 years of age and 20 years of service;
(2)    62 years of age and 15 years of service; or
(3)    65 years of age and 5 years of service; or

12176272.2. TAX1

EXHIBIT B

(ii)	at such earlier date as may be approved by the Committee, in its sole discretion.
(j)     “Termination Date” means the earliest of the following:

(i)	seven years following the Date of Grant;

(ii)	the date on which the Recipient’s employment or other service relationship with the Company is terminated by the Company for Cause;

(iii)
subject to Section 3 below, the date two weeks after the date on which the Recipient’s employment or other service relationship with the Company is terminated through the Recipient’s resignation or by the Company for reasons other than for Cause; or

(iv)
the date six months after the date on which the Recipient’s employment or other service relationship with the Company is terminated as a result of the Recipient’s death, Total Disability or Retirement.

(k)    “Total Disability” shall have the meaning set forth in the Employment Agreement.
3.    Period of Exercise.
(a)    No portion of this Option shall be exercisable unless it has vested in accordance with Section 4 hereof. The vested portion of this Option may be exercised at any time after vesting until the Termination Date. No portion of this Option shall be exercisable on or after the Termination Date.
(b) If, following the termination of the Recipient’s employment or engagement with the Company either through the Recipient’s resignation or by the Company for reasons other than for Cause, all or a portion of the subsequent two-week period during which the Recipient may exercise this Option (pursuant to Section 2(j)(iii) above) falls within a stock trading blackout period (as determined by the Company’s General Counsel) and the Recipient was subject to the Company’s blackout policy prior to termination, then the Recipient may not exercise this Option during the blackout period, and the Termination Date will be extended until after the blackout ends, by the same number of days in the two-week period that the Recipient was unable to exercise this Option due to the blackout restrictions, but not beyond the seventh anniversary of the Date of Grant. (For example, if the employment of a Recipient who has been subject to the Company’s blackout policy is terminated by the Company without Cause on June 27 and a blackout period begins on July 1, then the Recipient may exercise this Option during the 3-day period from June 28 through June 30, but may not exercise this Option beginning on July 1 until the blackout period ends. However, the Recipient may exercise this Option during the 11-day period starting immediately after the blackout ends (but not beyond the seventh anniversary of the Date of Grant).)

12176272.2. TAX2

EXHIBIT B

4.    Vesting. This Option will vest on the fifth anniversary of the Date of Grant, subject to the Recipient’s continuous employment with the Company from the Date of Grant through and including the fifth anniversary of the Date of Grant. If the Recipient’s employment with the Company terminates for any reason prior to the fifth anniversary of the Date of Grant, this Option shall be immediately forfeited for no consideration; provided, however, that if the Recipient’s employment with the Company is terminated by the Company without Cause (and not due to death, Disability or Total Disability) prior to the fifth anniversary of the Date of Grant, then a pro-rata portion of this Option may become vested on the date of such termination in accordance with, and subject to the requirements set forth in, Section 7(b)(ii) of the Employment Agreement (any portion of this Option that does not become so vested shall be immediately forfeited for no consideration).
5.    Manner of Exercise. This Option shall be exercisable by a written notice (which may be done by e-mail) from the Recipient to the Company’s senior Human Resources executive, which shall state the number of shares underlying the portion of this Option being exercised and specify the manner in which the Exercise Price will be paid. However, the Company may at any time hereafter notify the Recipient of a web-based or other method of exercising this Option, which other method may supplement or replace the previously-described written notice as the required method of exercising this Option. This Option may be exercised in whole or in part, to the extent vested. This Option may only be exercised for a whole number of shares of CDI Stock.
6.    Payment of Exercise Price. The Exercise Price for the shares of CDI Stock received upon the exercise of this Option shall be paid within three days after the Date of Exercise: (a) in cash, or, (b) with the consent of the Committee, with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the CDI Stock covered by this Option, (c) with the consent of the Committee, in whole or in part by the withholding of shares otherwise deliverable upon exercise of this Option or (d) with the consent of the Committee, in whole or in part in CDI Stock valued at Fair Market Value on the Date of Exercise.
7.    Tax Withholding. Unless the Company and the Recipient make other arrangements to satisfy the Recipient’s withholding taxes, the number of shares of CDI Stock to be delivered to the Recipient upon exercise of this Option shall be reduced by an amount equal to the minimum taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the exercise of this Option. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the Date of Exercise.
8.    Nontransferability of Option. This Option may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution. Notwithstanding the foregoing, with the prior written approval of the Committee, this Option may be transferred without consideration by the Recipient to (a) the spouse or lineal descendant of the Recipient (each, a “Family Member”), (b) a trust for the exclusive benefit of Family Members, (c) a partnership or other entity in which all beneficial owners are Family Members or (d) a charitable foundation or other such organization.

12176272.2.TAX 3

EXHIBIT B

9.    Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient through the exercise of this Option.
10.    Awards Policy. This Option is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Option is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
11.    Cancellation of Option and Clawback of Shares. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competition covenant, if any, in the Employment Agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition, cancel the outstanding and unexercised portion of this Option (whether or not vested) for no consideration due therefor and/or require the Recipient to resell to the Company any shares of CDI Stock acquired by the Recipient upon the exercise of this Option during the one-year period ending on the date of the termination of the Recipient’s employment or other service relationship with the Company for a purchase price equal to the Exercise Price paid by the Recipient for such shares (or the Fair Market Value on the date of such sale, if less).
12.     Securities Laws. The Committee may from time to time impose any conditions on the exercise of this Option as it deems necessary or advisable to ensure that all Options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise this Option. The Company may also condition the delivery of certificates (or book entry issuance) for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the issuance of such certificates (or book entry issuance) is in compliance with federal and state securities laws.
13.    Rights Prior to Book Entry or Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by transfer in compliance with Section 8 shall have any of the rights of a shareholder with respect to any shares of CDI Stock issuable upon exercise of this Option or any portion thereof until the date of issuance to the Recipient of a certificate (or book entry issuance) for shares of CDI Stock.
14.    Options Do Not Affect Employment Relationship. This Option shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment or other service relationship of the Recipient at any time and for any reason.

12176272.2.TAX 4

EXHIBIT B

15.    Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.
16.    Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. In addition, by entering into this Agreement and accepting this Option, the Recipient acknowledges that: (a) the Option is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Option is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock (nor has any such representation been made).
17.    Execution of this Agreement. If the Recipient does not sign and return this Agreement within 30 days following the Date of Grant, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Option. If the Recipient receives any shares of CDI Stock in connection with this Option but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.
18.    Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its choice of laws provisions. This Agreement may be amended only by written agreement between the Company and the Recipient. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
*     *     *     *     *     *    *

CDI CORP.		RECIPIENT

By:	_____________________	Signature:______________________
Name:____________________		Print Name:_____________________
Title:_____________________		Date:__________________________

12176272.2.TAX 5

EXHIBIT C

INITIAL HIRE DEFERRED STOCK AGREEMENT

12174719.3. TAX

Exhibit C

CDI CORP.
TIME-VESTED DEFERRED STOCK AGREEMENT

1.    Grant of Time-Vested Deferred Stock. The Company hereby grants to Scott Freidheim (the “Recipient”) 50,000 shares of Time-Vested Deferred Stock. This Grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. In the event of an express conflict between the terms of this Agreement and the Plan, the Plan will prevail.
2.    Definitions.
(a)    “CDI Stock” means common stock, par value $0.10 per share, of the Company.
(b)    “Company” means CDI Corp., a Pennsylvania corporation.
(c)    “Date of Grant” means September [__], 2014.
(d)    “Employment Agreement” means the employment agreement between the Company and Recipient, dated as of September 10, 2014, as the same may be amended, amended and restated and/or supplemented from time to time.
(e)     “Grant” means the grant of Time-Vested Deferred Stock to the Recipient which is described in Section 1 of this Agreement.
(f)    “Plan” means the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan, as amended.
(g)    “Total Disability” shall have the meaning set forth in the Employment Agreement.
3.    Vesting.    The Time-Vested Deferred Stock will vest on the fifth anniversary of the Date of Grant, subject to the Recipient’s continuous employment with the Company from the Date of Grant through and including the fifth anniversary of the Date of Grant. If the Recipient’s employment with the Company terminates for any reason prior to the fifth anniversary of the Date of Grant, all shares of Time-Vested Deferred Stock shall be immediately forfeited for no consideration; provided, however, that if the Recipient’s employment with the Company is terminated by the Company without Cause (and not due to death, Disability or Total Disability) prior to the fifth anniversary of the Date of Grant, then a pro-rata portion of the shares of Time-Vested Deferred Stock (and the dividend equivalents under Section 5 hereof that are attributable to such pro-rata portion) may become vested on the date of such termination in accordance with, and subject to the requirements set forth in, Section 7(b)(ii) of the Employment Agreement (any portion of this Grant (and the dividend equivalents thereon) that does not become so vested shall be immediately forfeited for no consideration).

12176271.2.TAX 1

Exhibit C

4.    Settlement. For each share of Time-Vested Deferred Stock in which the Recipient becomes vested in accordance with Section 3 above, a stock certificate representing one share of CDI Stock will be delivered to the Recipient within 60 days after such share vests, or if the Recipient chooses, the shares of CDI Stock may be issued in book entry form. The number of shares of CDI Stock payable to the Recipient shall be decreased in accordance with Section 6 below regarding tax withholding.
5.    Dividends. No dividends shall be paid with respect to the Grant. In lieu thereof, if vesting occurs under Section 3 hereof, the Recipient will receive (on the same day that the corresponding shares of Time-Vested Deferred Stock are settled) that number of additional whole shares of CDI Stock that can be purchased (based on their Fair Market Value on the date of vesting) with the sum of the dividends that would have been paid between the Date of Grant and such vesting date with respect to the number of shares of CDI Stock then being delivered in settlement of the Grant. The number of shares of CDI Stock payable to the Recipient with respect to such dividend equivalents shall be decreased in accordance with Section 6 below regarding tax withholding.
6.    Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon settlement of the Time-Vested Deferred Stock (including shares relating to dividend equivalents) shall be reduced by the number of shares having a Fair Market Value equal to the minimum taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the settlement of the Time-Vested Deferred Stock. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the date of settlement.
7.    Nontransferability of the Grant. The Time-Vested Deferred Stock may not be transferred, in whole or in part, except (a) by will or the applicable laws of descent and distribution or (b) with the prior written approval of the Committee, to the spouse or descendant of the Recipient or a trust for the benefit of the spouse or descendants of the Recipient.
8.    Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient through the vesting of the Time-Vested Deferred Stock.
9.    Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Grant is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
10.    Cancellation of Time-Vested Deferred Stock and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if

12176271.2.TAX 2

Exhibit C

any, in the Employment Agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition, (a) cancel any then-unvested shares of Time-Vested Deferred Stock granted to the Recipient (and any dividend equivalents thereon) and/or (b) require the Recipient to pay to the Company an amount equal to the value derived from the CDI Stock issued to the Recipient upon the settlement of any Time-Vested Deferred Stock (including any shares received under Section 5 hereof) during the one-year period prior to the termination of the Recipient’s employment or engagement with the Company.
11.     Compliance with Laws. All shares of CDI Stock issued hereunder to the Recipient or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange on which CDI Stock is then traded or listed, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, restricting (by legend or otherwise) such CDI Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, and postponing the issuance or delivery of any shares of CDI Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any shares of CDI Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. The Company may also condition the delivery of certificates for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.
12.    Rights Prior to Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution or otherwise shall have any of the rights of a shareholder with respect to any shares of Time-Vested Deferred Stock or any shares of CDI Stock issuable upon vesting of the Time-Vested Deferred Stock until the date of issuance to the Recipient of a certificate for shares of CDI Stock.
13.    Time-Vested Deferred Stock Does Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment or other service relationship of the Recipient at any time and for any reason.
14.    Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.
15.    Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to

12176271.2.TAX 3

Exhibit C

any questions arising under the Plan or this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) the Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock (nor has any such representation been made).
16.    Execution of this Agreement. If the Recipient does not sign and return this Agreement within 30 days following the Date of Grant, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.
17.    Code Section 409A. This Agreement is intended to comply with, or be exempt from, Code Section 409A and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Recipient is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Recipient’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Recipient’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that otherwise would have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Recipient on the earlier of (i) the first regular payroll date of the seventh month following Recipient’s separation from service or (ii) the 10th business day following Recipient’s death. If Recipient’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Recipient’s employment and which are subject to Code Section 409A shall not be paid until Recipient has experienced a "separation from service" within the meaning of Code Section 409A. Neither the Company nor any of its affiliates shall have any liability or obligation to Recipient in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A.
18.    Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its choice of laws provisions. This Agreement may be amended only by written agreement between the Company and the Recipient. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of

12176271.2.TAX 4

Exhibit C

which together will constitute one and the same instrument. This Grant satisfies the Company’s obligation under Section 5(b)(ii) of the Employment Agreement.
*     *     *     *     *     *    *

CDI CORP.		RECIPIENT

By:	_____________________	Signature:______________________
Name:____________________		Print Name:_____________________
Title:_____________________		Date:__________________________

12176271.2.TAX 5

EXHIBIT D

2014 PSU AWARD AGREEMENT

12174719.3.TAX

Exhibit D

CDI Corp.

PERFORMANCE UNITS

1. Grant of Performance Units. CDI Corp., a Pennsylvania corporation (the “Company”) hereby grants to Scott Freidheim (the “Recipient”) 640,000 Performance Units (“PSU”). This Grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this agreement (this “Agreement’) and the Plan, this Agreement will prevail. Notwithstanding anything contained in this Agreement to the contrary, the maximum amount payable hereunder is $20,000,000.

2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.
(a) “Cause” shall have the meaning set forth in the Employment Agreement.
(b)“CDI Stock” means the Common Stock.
(c)“Committee” means the Compensation Committee of the Board or its successor.
(d)“Daily Value” on any date shall mean the sum of (x) the closing price of actual sales of Common Stock on the New York Stock Exchange (“NYSE”) on such date or, if there are no such sales on such date, the closing price of Common Stock on the NYSE on the last preceding date on which there was a sale; or if Common Stock is not then listed on the NYSE, (i) the per share closing price on such date on the primary U.S. national securities exchange on which Common Stock is listed or, if there are no such sales on such date, the closing price of Common Stock on such exchange on the last preceding date on which there was a sale or (ii) if not so listed and Common Stock is publically traded on an inter-dealer quotation system, the closing price on such date on such system, or, if there are no such sales on such date, the closing price of Common Stock on such system on the last preceding date on which there was a sale plus (y) the aggregate per share Extraordinary Cash Dividends having a record date that occurs on or after the commencement of the Measurement Period but on or before the date on which Daily Value is being determined. Notwithstanding the foregoing, during the Sale Period, the Daily Value shall equal 83.33% of the amount determined in the preceding sentence.
(e)“Date of Grant” means September [__], 2014.
(f)“Employment Agreement” means the Recipient’s employment agreement with the Company, dated as of September 10, 2014, as the same may be amended, amended and restated and/or supplemented from time to time.
(g)“Extraordinary Cash Dividend” means a cash dividend paid on the CDI Stock that the Committee acting reasonably and in good faith determines is not a regular or ordinary cash dividend. The amount of any Extraordinary Cash Dividend shall be determined by the Committee acting reasonably and in good faith.
(h) “Good Reason” shall mean any occurrence, without the Recipient’s explicit prior written consent, of: (i) a material office relocation of 50 or more miles, (ii) a material

12174716.4.TAX

reduction in Recipient’s title, duties or responsibilities (which shall include, without limitation, (a) a requirement that the Recipient report to anyone other than the Board (it being acknowledged that on the date hereof the Company has a Non-Executive Chairman of the Board and a Lead Director who act as representatives of the Board and who from time to time may interact directly with the Recipient on behalf of the Board), (b) a requirement that any other employee of the Company report to someone other than the Recipient or someone in the chain of command below the Recipient, unless otherwise required by law, rule or regulation, and disregarding (I) members of the internal audit function who are responsible directly to the Audit Committee, (II) the Chief Financial Officer to the extent that he is required to report directly to the Board or a committee thereof with respect to certain matters and (III) the General Counsel to the extent that he has certain duties and responsibilities directly to the Board or a committee thereof, and (c) the Recipient  ceasing to be the chief executive officer of the Company or its successor, but shall not be triggered solely by reason of a Sale of the Company in which the CDI Stock ceases to be publicly-traded on a national securities exchange), and (iii) a material reduction in Base Salary (as defined in the Employment Agreement).  A termination under clause (ii) shall be for Good Reason only if Recipient provides the Board with notice of the event alleged to constitute Good Reason within 30 days after Recipient’s knowledge of its occurrence, the Board fails to cure such act within 30 days after receipt of such notice and Recipient terminates his employment within 30 days after such cure period expires uncured.
(i)“Grant” means the grant of PSUs to the Recipient which is described in Section 1 of this Agreement.
(j)“Maximum Hurdle” means $41.64, subject to adjustment as set forth in Section 8 below.
(k)“Measurement Period” shall mean the period commencing on the Date of Grant and ending on the earliest of (A) September 15, 2019, (B) the date of the termination of the Recipient’s employment for any reason other than by the Company without Cause or due to death or Total Disability, (C) the six month anniversary of the date of the termination of the Recipient’s employment by the Company without Cause (provided that the extension of the Measurement Period under this clause (C) beyond the termination of the Recipient’s employment is conditioned on the Recipient’s execution and non-revocation of the Release in accordance with Section 7(b)(ii) of the Employment Agreement (including during the time periods set forth therein)), (D) the date of the termination of the Recipient’s employment due to death or Total Disability, (E) the occurrence of a Sale of the Company or (F) the last day of the first Performance Period for which the Reference Price equals or exceeds the Maximum Hurdle.
(l)“Minimum Hurdle” means $27.76, subject to adjustment as set forth in Section 8 below.
(m)“Performance Period” means any period of 90 consecutive trading days during the Measurement Period.
(n)“Plan” means the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan, as amended.
(o)“Reference Price” means, for any Performance Period, the highest number that would not exceed any of the amounts determined under the following three clauses:  (i) the average Daily Value during such Performance Period, (ii) for the 60 trading days during such Performance Period with the highest Daily Value (whether or not consecutive), such trading day with the lowest Daily Value and (iii) the lowest Daily Value during the last 20 trading

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days during such Performance Period. Notwithstanding the foregoing, if a Sale of the Company occurs on or prior to the expiration of the Measurement Period, then the Reference Price for such Performance Period ending on the date of consummation of the Sale of the Company shall equal the Sale Price.
(p)“Reference Price Minimum Hurdle” means the greater of the Minimum Hurdle and the highest Reference Price for any previously completed Performance Period.
(q)“Release” shall have the meaning set forth in the Employment Agreement.
(r)“Sale of the Company” shall mean any Person, or more than one Person acting as a group within the meaning of Section 409A of the Code, acquires (by merger or pursuant to an offer which was open to all shareholders) ownership of stock of the Company that constitutes more than 90 percent of all outstanding stock of the Company.
(s)“Sale Period” means the period commencing on the date on which a public announcement is made regarding a transaction that, if consummated, would result in a Sale of the Company and ending on the earlier of (i) the date on which a Sale of the Company is consummated, (ii) the date on which the agreement that would give rise to a Sale of the Company is terminated or (iii) the date on which the Company or the prospective acquiror publicly announces that such transaction is no longer being pursued.
(t)“Sale Price” means 83.33% of the sum of (x) the per-share consideration paid for CDI Stock in a Sale of the Company, plus (y) all per-share Extraordinary Cash Dividends having a record date during the Measurement Period.
(u)“Total Disability” shall have the meaning set forth in the Employment Agreement.
3. General. PSUs will be earned upon the satisfaction of both the performance requirements set forth in Section 4 (the “Performance Requirements”) and the time-based vesting requirements set forth in Section 5 (the “Time-Based Requirements”). All earned PSUs shall be settled in cash as set forth in Section 6. Any PSUs that are not earned as of the end of the Measurement Period shall be immediately forfeited with no compensation or other consideration or payment due to the Recipient. Attachment 1 hereto contains an illustration of Sections 3, 4, 5, 6 and 7 hereof and the definitions of terms under Section 2 related thereto.

4. Performance Requirements. The Performance Requirements shall be satisfied during any Performance Period based on the Reference Price for such Performance Period, as follows:

(a)
If the Reference Price for a Performance Period is equal to or below the Reference Price Minimum Hurdle, then the Performance Requirements shall not be treated as being satisfied for that Performance Period unless Section 4(b) applies.

(b)
If the Reference Price for a Performance Period equals the Minimum Hurdle and no portion of the Performance Requirements were satisfied during any prior Performance Period, then the Performance Requirements shall be treated as being satisfied for $7,500,000. For the avoidance of doubt, the Performance Requirements will be treated as being satisfied for such amount only with respect to the first Performance Period for which the Reference Price equals the Minimum Hurdle.

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(c)
If the Reference Price for a Performance Period exceeds the Reference Price Minimum Hurdle but is less than the Maximum Hurdle, then an additional portion of the Performance Requirements shall be satisfied such that the Performance Requirements shall be treated as being satisfied for the Performance Period being tested and all prior Performance Periods for an aggregate of $7,500,000, plus the product of (x) $12,500,000 and (y) a fraction, the numerator of which equals the difference between the Reference Price and the Minimum Hurdle and the denominator of which equals the difference between the Maximum Hurdle and the Minimum Hurdle.

(d)
If the Reference Price for a Performance Period equals or exceeds the Maximum Hurdle, then an additional portion of the Performance Requirements shall be satisfied such that the Performance Requirements shall be treated as being satisfied for the Performance Period being tested and all prior Performance Periods for an aggregate of $20,000,000.

Subject to the Committee’s certification of the satisfaction of the Performance Requirements for any Performance Period, on the last day of each such Performance Period with respect to which the Performance Requirements are satisfied as set forth herein, a number of PSUs equal to the quotient of (i) the additional amount with respect to which the Performance Requirements are treated as being satisfied in such Performance Period, divided by (ii) the Daily Value on the last day of such Performance Period, shall be immediately converted into their settlement amount (such PSUs that are so converted, “Performance-Satisfied PSUs”), with such settlement amount to equal the Fair Market Value of one share of CDI Stock on the last day of such Performance Period, plus the Accumulated Dividend Equivalent Value with respect to such Performance Satisfied PSU (such amount with respect to any Performance-Satisfied PSU, the “Settlement Amount” stated as a U.S. dollar amount determined at such time and with respect to all such Performance-Satisfied PSUs, the “Aggregate Settlement Amount,” which Aggregate Settlement Amount shall be the sum of all such stated U.S. dollar amounts). The Aggregate Settlement Amount shall be deferred and paid only upon the satisfaction of the Time-Based Requirements. If the Performance Requirements have been satisfied for at least one Performance Period during the Measurement Period, then in no event shall the Aggregate Settlement Amount determined under this Section be less than $7,500,000 nor more than $20,000,000. If the Performance Requirements have not been satisfied for at least one Performance Period during the Measurement Period, then the Aggregate Settlement Amount shall be $0. Any PSUs that have not become Performance-Satisfied PSUs as of the last day of the Measurement Period shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient.

5. Time-Based Requirements. The Time-Based Requirements will be satisfied if any of the three following conditions is met: (i) the Recipient has been continuously employed by the Company from the Date of Grant through and including September 15, 2019, (ii) on or prior to September 15, 2019, the Recipient’s employment was terminated by the Company without Cause, by the Company due to Total Disability or as the result of the Recipient’s death or (iii) on or prior to September 15, 2019 but on or after the occurrence of a Sale of the Company, the Recipient terminates his employment for Good Reason (and in the case of clauses (ii) and (iii), the Recipient (or his estate, as applicable) executes and does not revoke the Release, such that the Release becomes effective, within 60 days after the date of termination); provided, however, that in the event of such a termination of employment by the Company due to Total Disability, the Recipient must acknowledge at the time of his termination that his termination is due to Total Disability and that he does not have any claims against the Company (other than for vested benefits and earned but unpaid compensation). If the Recipient’s employment with the

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Company terminates on or prior to September 15, 2019 for any reason other than as described in clauses (ii) and (iii) in the first sentence of this Section 5, or if the Time-Based Requirements are not otherwise satisfied (such as by failing to timely execute the Release or not making the acknowledgement described in the immediately preceding sentence), then the Aggregate Settlement Amount, as well as all PSUs, including, without limitation, any that have become Performance-Satisfied PSUs, shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient. The parties hereto specifically acknowledge and agree that Section 10.4 of the Plan shall not apply to this Grant.

6. Settlement. If the Time-Based Requirements and any portion of the Performance Requirements have been satisfied, then the Aggregate Settlement Amount shall be paid to the Recipient in a lump sum cash payment within 30 days after September 15, 2019; provided, however, that if (x) the Time-Based Requirements are satisfied pursuant to clause (ii) or (iii) of Section 5 above excluding death, then payment of the Aggregate Settlement Amount instead shall be made within 60 days after the earlier of the day that is 6 months following Recipient’s date of termination of employment or September 15, 2019 and (y) the Time-Based Requirements are satisfied under clause (ii) of Section 5 as a result of the Recipient’s death, payment of the Aggregate Settlement Amount shall be made within 60 days after the date of such death. The parties hereto agree that the occurrence of a Change in Control or Sale of the Company shall not accelerate the payment date (provided that the Company retains the discretion to accelerate the payment date in connection with a Sale of the Company to the extent permitted under, and in accordance with, Treasury Regulation Section 1.409A-3(j)).

7. Dividend Equivalents. No dividends shall be paid with respect to any PSUs. However, if an Extraordinary Cash Dividend has a record date during the Measurement Period, then any PSUs that have not become Performance-Satisfied PSUs as of the record date of such Extraordinary Cash Dividend shall be credited with the Common Stock per-share amount of such Extraordinary Cash Dividend as of such record date (the amount of dividend equivalents so credited on any PSU, such PSU’s “Accumulated Dividend Equivalent Value”), with such amount to be paid only as provided in Sections 4 and 6. The Accumulated Dividend Equivalent Value shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient in the event that the PSUs to which such amounts relate are forfeited.

8. Adjustments. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting CDI Stock, then in addition to the adjustments permitted by the Plan, the Committee shall make any equitable adjustment to the Maximum Hurdle, the Reference Price Minimum Hurdle and the Minimum Hurdle, as well as the then highest achieved Reference Price in order to prevent the dilution or enlargement of rights hereunder (it being understood that the Maximum Hurdle and Minimum Hurdle are intended to represent a 300% increase and a 200% increase, respectively, in a trading price for the CDI Stock of $13.88, and as such, if an event described above occurs, it may be necessary to adjust such Maximum Hurdle, Reference Price Minimum Hurdle, Minimum Hurdle and the then highest achieved Reference Price to continue to reflect the desired percentage increase).

9. Tax Withholding. The amount of cash to be delivered to the Recipient, if any, under this Grant shall be reduced by all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the payout relating to this Grant.

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10. Nontransferablity of this Grant. Neither this Grant nor the PSUs may be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.
11. Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Grant is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
12. Cancellation of PSU and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Recipient has entered into competition with the Company or any of its subsidiaries in breach of the non-competition covenant set forth in Section 9(i)(i) of the Employment Agreement, the Committee may, in its discretion, at any time during the term of such non-competition covenant: (a) cancel any PSUs and the Settlement Amount related thereto and/or (b) require the Recipient to pay to the Company an amount equal to the amount paid to the Recipient in respect of this Grant during the one-year periods prior to and after the termination of the Recipient’s employment or engagement with the Company.
13. Shareholder Rights. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any PSUs covered by this Grant.
14. PSUs Do Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment of the Recipient at any time.
15. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) this Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock. The Recipient acknowledges that this Grant is, and fully satisfies the Company’s obligations with respect to, the 2014 PSUs, as described in the Employment Agreement.

16. Code Section 409A. This Agreement is intended to comply with, or be exempt from, Code Section 409A and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Recipient is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Recipient’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Recipient’s

12174716.4.TAX

separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Recipient in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following Recipient’s separation from service or (ii) the 10th business day following Recipient’s death. If Recipient’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Recipient’s employment and which are subject to Code Section 409A shall not be paid until Recipient has experienced a "separation from service", or other permitted payment event, within the meaning of Code Section 409A. Neither the Company nor any of its affiliates shall have any liability or obligation to Recipient in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A.

17. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue any cash or other payments to the Recipient in connection with this Grant. If the Recipient receives any cash or other payments in connection with this Grant but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.		RECIPIENT

By:	___________________	Signature:______________________
Name:		Print Name:_____________________
Title:		Date:__________________________

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ATTACHMENT 1

Hypothetical 1

•	The only Extraordinary Cash Dividend during the Measurement Period with a record date before the end of the Performance Period commencing on October 1, 2016 was $3.00 per share.

•	Prior to the Performance Period commencing on October 1, 2016, no portion of the Performance Requirements have been satisfied.

•
    With respect to the Performance Period commencing on October 1, 2016, (i) the average Daily Value equals $30.33, (ii) the Daily Value for 30 of such trading days was $33.00, the Daily Value for another 30 of such trading days was $28.00 and the Daily Value for another 30 of such trading days was $30.00 and (iii) the lowest Daily Value during the last 20 trading days was $33.00. The Daily Value on the last day of such Performance Period was $33.00.

•
    Based on the foregoing, the Reference Price for such Performance Period is $30.00 (which is the highest number that does not exceed the amount determined under any of clause (i) ($30.33), clause (ii) ($30.00) or clause (iii) ($33.00)). Because $30.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Performance Period was $27.76), the Performance Requirements for the Performance Period commencing on October 1, 2016 were satisfied for $9,517,291.07 (which equals $7,500,000 + ($12,500,000 X (($30.00 - $27.76) / ($41.64 -$27.76))).

•
    Based on such achievement, the number of PSUs that will be treated as Performance Satisfied PSUs would equal 288,402.76 ($9,517,291.07 / $33.00). Such Performance Satisfied PSUs would then be immediately converted to their Settlement Amount, which equals $9,517,291.07 (the sum of the Fair Market Value of such Performance Satisfied PSUs on the last day of such Performance Period ($8,652,082.79), plus the Accumulated Dividend Equivalent Value of such Performance Satisfied PSUs ($865,208.28)).

•	Such amount ($9,517,291.07) would then be paid as provided in Section 6 only upon the satisfaction of the Time-Based Requirements.

Hypothetical 2

•	The facts are the same as Hypothetical 1.

•
    Prior to the end of the Performance Period commencing on March 1, 2017, no additional portion of the Performance Requirements have been satisfied (beyond those satisfied under Hypothetical 1 above), nor have any additional Extraordinary Cash Dividends been declared.

•	With respect to the Performance Period commencing on March 1, 2017, the Reference Price is determined to be $29.85 applying the same principles as applied in Hypothetical 1.

•	Based on the foregoing, the Reference Price for such Performance Period did

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not exceed the Reference Price Minimum Hurdle (which at such time was $30.00), and as such, no portion of the Performance Requirements was satisfied during such Performance Period. However, the Performance Requirements for the previous Performance Period (commencing on October 1, 2016) remain satisfied, resulting in an Aggregate Settlement Amount of $9,517,291.07 (to be paid if and only if the Time-Based Requirements are satisfied).

Hypothetical 3

•	The facts are the same as Hypotheticals 1 and 2.

•
    Prior to the end of the Performance Period commencing on July 2, 2017, no additional portion of the Performance Requirements have been satisfied (beyond those satisfied under Hypothetical 1 above), nor have any additional Extraordinary Cash Dividends been declared.

•
    With respect to the Performance Period commencing on July 2, 2017, (i) the average Daily value equals $32.33, (ii) 30 trading days during such period had a Daily Value of $33.00, while the other 60 trading days had a Daily Value of $32.00 and (iii) the lowest Daily Value for the last 20 trading days was $33.00. The Daily Value on the last trading day of such Performance Period was $33.00.

•
    Based on the foregoing and applying the same principles as applied in Hypothetical 1, the Reference Price was $32.00. Because $32.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Performance Period was $30.00 as per Hypotheticals 1 and 2 above), the Performance Requirements for the Performance Period commencing on July 2, 2017 were satisfied. As the result of such achievement, the aggregate amount with respect to which the Performance Requirements are satisfied for such Performance Period and all prior Performance Periods equals $11,318,443.80 ($7,500,000 + ($12,500,000 X (($32.00-$27.76) / ($41.64-$27.76)). Because the Performance Requirements were already satisfied for $9,517,291.07, the additional amount with respect to which the Performance Requirements were satisfied for the Performance Period commencing on July 2, 2017 was $1,801,152.73 ($11,318,443.80 - $9,517,291.07).

•
    Based on such achievement, the additional number of PSUs that will be treated as Performance Satisfied PSUs would equal 54,580.39 ($1,801,152.73 / $33.00). Such Performance Satisfied PSUs would then be immediately converted to their Settlement Amount, which equals $1,801,152.73 (the sum of the Fair Market Value of such Performance Satisfied PSUs ($1,637,411.57), plus the Accumulated Dividend Equivalent Value of such Performance Satisfied PSUs ($163,741.16)).[1]

___________________
1 The number of Performance Satisfied PSUs was rounded two decimal places in this example for ease of illustration. No rounding would occur in the determination of amounts actually earned.

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•
    As of the end of the Performance Period commencing on July 2, 2017, the Aggregate Settlement Amount would be $11,318,443.80 ($9,517,291.07 for the Performance Period commencing on October 1, 2016, plus $1,801,152.73 for the Performance Period commencing on July 2, 2017). Such Aggregate Settlement Amount would be paid if and only if the Time-Based Requirements are satisfied.

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EXHIBIT E

2015 PSU AWARD AGREEMENT

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Exhibit E

CDI Corp.

PERFORMANCE UNITS

1. Grant of Performance Units. CDI Corp., a Pennsylvania corporation (the “Company”) hereby grants to Scott Freidheim (the “Recipient”) [________] Performance Units (“PSU”). This Grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this agreement (this “Agreement’) and the Plan, this Agreement will prevail. Notwithstanding anything contained in this Agreement to the contrary, the maximum amount payable hereunder is $20,000,000.

2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.
(a)“Cause” shall have the meaning set forth in the Employment Agreement.
(b)“CDI Stock” means the Common Stock.
(c)“Committee” means the Compensation Committee of the Board or its successor.
(d)“Daily Value” on any date shall mean the sum of (x) the closing price of actual sales of Common Stock on the New York Stock Exchange (“NYSE”) on such date or, if there are no such sales on such date, the closing price of Common Stock on the NYSE on the last preceding date on which there was a sale; or if Common Stock is not then listed on the NYSE, (i) the per share closing price on such date on the primary U.S. national securities exchange on which Common Stock is listed or, if there are no such sales on such date, the closing price of Common Stock on such exchange on the last preceding date on which there was a sale or (ii) if not so listed and Common Stock is publically traded on an inter-dealer quotation system, the closing price on such date on such system, or, if there are no such sales on such date, the closing price of Common Stock on such system on the last preceding date on which there was a sale plus (y) the aggregate per share Extraordinary Cash Dividends having a record date that occurs on or after the commencement of the Measurement Period but on or before the date on which Daily Value is being determined. Notwithstanding the foregoing, during the Sale Period, the Daily Value shall equal 83.33% of the amount determined in the preceding sentence.
(e)“Date of Grant” means January [___], 2015.
(f)“Employment Agreement” means the Recipient’s employment agreement with the Company, dated as of September 10, 2014, as the same may be amended, amended and restated and/or supplemented from time to time.
(g)“Extraordinary Cash Dividend” means a cash dividend paid on the CDI Stock that the Committee acting reasonably and in good faith determines is not a regular or ordinary cash dividend. The amount of any Extraordinary Cash Dividend shall be determined by the Committee acting reasonably and in good faith.
(h) “Good Reason” shall mean any occurrence, without the Recipient’s explicit prior written consent, of: (i) a material office relocation of 50 or more miles, (ii) a material

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reduction in Recipient’s title, duties or responsibilities (which shall include, without limitation, (a) a requirement that the Recipient report to anyone other than the Board (it being acknowledged that on the date hereof the Company has a Non-Executive Chairman of the Board and a Lead Director who act as representatives of the Board and who from time to time may interact directly with the Recipient on behalf of the Board), (b) a requirement that any other employee of the Company report to someone other than the Recipient or someone in the chain of command below the Recipient, unless otherwise required by law, rule or regulation, and disregarding (I) members of the internal audit function who are responsible directly to the Audit Committee, (II) the Chief Financial Officer to the extent that he is required to report directly to the Board or a committee thereof with respect to certain matters and (III) the General Counsel to the extent that he has certain duties and responsibilities directly to the Board or a committee thereof, and (c) the Recipient  ceasing to be the chief executive officer of the Company or its successor, but shall not be triggered solely by reason of a Sale of the Company in which the CDI Stock ceases to be publicly-traded on a national securities exchange), and (iii) a material reduction in Base Salary (as defined in the Employment Agreement).  A termination under clause (ii) shall be for Good Reason only if Recipient provides the Board with notice of the event alleged to constitute Good Reason within 30 days after Recipient’s knowledge of its occurrence, the Board fails to cure such act within 30 days after receipt of such notice and Recipient terminates his employment within 30 days after such cure period expires uncured.
(i)“Grant” means the grant of PSUs to the Recipient which is described in Section 1 of this Agreement.
(j)“Maximum Hurdle” means $41.64, subject to adjustment as set forth in Section 8 below.
(k)“Measurement Period” shall mean the period commencing on the Date of Grant and ending on the earliest of (A) September 15, 2019, (B) the date of the termination of the Recipient’s employment for any reason other than by the Company without Cause or due to death or Total Disability, (C) the six month anniversary of the date of the termination of the Recipient’s employment by the Company without Cause (provided that the extension of the Measurement Period under this clause (C) beyond the termination of the Recipient’s employment is conditioned on the Recipient’s execution and non-revocation of the Release in accordance with Section 7(b)(ii) of the Employment Agreement (including during the time periods set forth therein)), (D) the date of the termination of the Recipient’s employment due to death or Total Disability, (E) the occurrence of a Sale of the Company or (F) the last day of the first Performance Period for which the Reference Price equals or exceeds the Maximum Hurdle.
(l)“Minimum Hurdle” means $27.76, subject to adjustment as set forth in Section 8 below.
(m)“Performance Period” means any period of 90 consecutive trading days during the Measurement Period.
(n)“Plan” means the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan, as amended.
(o)“Reference Price” means, for any Performance Period, the highest number that would not exceed any of the amounts determined under the following three clauses:  (i) the average Daily Value during such Performance Period, (ii) for the 60 trading days during such Performance Period with the highest Daily Value (whether or not consecutive), such trading day with the lowest Daily Value and (iii) the lowest Daily Value during the last 20 trading

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days during such Performance Period. Notwithstanding the foregoing, if a Sale of the Company occurs on or prior to the expiration of the Measurement Period, then the Reference Price for such Performance Period ending on the date of consummation of the Sale of the Company shall equal the Sale Price.
(p)“Reference Price Minimum Hurdle” means the greater of the Minimum Hurdle and the highest Reference Price for any previously completed Performance Period.
(q)“Release” shall have the meaning set forth in the Employment Agreement.
(r)“Sale of the Company” shall mean any Person, or more than one Person acting as a group within the meaning of Section 409A of the Code, acquires (by merger or pursuant to an offer which was open to all shareholders) ownership of stock of the Company that constitutes more than 90 percent of all outstanding stock of the Company.
(s)“Sale Period” means the period commencing on the date on which a public announcement is made regarding a transaction that, if consummated, would result in a Sale of the Company and ending on the earlier of (i) the date on which a Sale of the Company is consummated, (ii) the date on which the agreement that would give rise to a Sale of the Company is terminated or (iii) the date on which the Company or the prospective acquiror publicly announces that such transaction is no longer being pursued.
(t)“Sale Price” means 83.33% of the sum of (x) the per-share consideration paid for CDI Stock in a Sale of the Company, plus (y) all per-share Extraordinary Cash Dividends having a record date during the Measurement Period.
(u)“Total Disability” shall have the meaning set forth in the Employment Agreement.
3. General. PSUs will be earned upon the satisfaction of both the performance requirements set forth in Section 4 (the “Performance Requirements”) and the time-based vesting requirements set forth in Section 5 (the “Time-Based Requirements”). All earned PSUs shall be settled in cash as set forth in Section 6. Any PSUs that are not earned as of the end of the Measurement Period shall be immediately forfeited with no compensation or other consideration or payment due to the Recipient. Attachment 1 hereto contains an illustration of Sections 3, 4, 5, 6 and 7 hereof and the definitions of terms under Section 2 related thereto.

4. Performance Requirements. The Performance Requirements shall be satisfied during any Performance Period based on the Reference Price for such Performance Period, as follows:

(a)
If the Reference Price for a Performance Period is equal to or below the Reference Price Minimum Hurdle, then the Performance Requirements shall not be treated as being satisfied for that Performance Period unless Section 4(b) applies.

(b)
If the Reference Price for a Performance Period equals the Minimum Hurdle and no portion of the Performance Requirements were satisfied during any prior Performance Period, then the Performance Requirements shall be treated as being satisfied for $7,500,000. For the avoidance of doubt, the Performance Requirements will be treated as being satisfied for such amount only with respect to the first Performance Period for which the Reference Price equals the Minimum Hurdle.

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(c)
If the Reference Price for a Performance Period exceeds the Reference Price Minimum Hurdle but is less than the Maximum Hurdle, then an additional portion of the Performance Requirements shall be satisfied such that the Performance Requirements shall be treated as being satisfied for the Performance Period being tested and all prior Performance Periods for an aggregate of $7,500,000, plus the product of (x) $12,500,000 and (y) a fraction, the numerator of which equals the difference between the Reference Price and the Minimum Hurdle and the denominator of which equals the difference between the Maximum Hurdle and the Minimum Hurdle.

(d)
If the Reference Price for a Performance Period equals or exceeds the Maximum Hurdle, then an additional portion of the Performance Requirements shall be satisfied such that the Performance Requirements shall be treated as being satisfied for the Performance Period being tested and all prior Performance Periods for an aggregate of $20,000,000.

Subject to the Committee’s certification of the satisfaction of the Performance Requirements for any Performance Period, on the last day of each such Performance Period with respect to which the Performance Requirements are satisfied as set forth herein, a number of PSUs equal to the quotient of (i) the additional amount with respect to which the Performance Requirements are treated as being satisfied in such Performance Period, divided by (ii) the Daily Value on the last day of such Performance Period, shall be immediately converted into their settlement amount (such PSUs that are so converted, “Performance-Satisfied PSUs”), with such settlement amount to equal the Fair Market Value of one share of CDI Stock on the last day of such Performance Period, plus the Accumulated Dividend Equivalent Value with respect to such Performance Satisfied PSU (such amount with respect to any Performance-Satisfied PSU, the “Settlement Amount” stated as a U.S. dollar amount determined at such time and with respect to all such Performance-Satisfied PSUs, the “Aggregate Settlement Amount,” which Aggregate Settlement Amount shall be the sum of all such stated U.S. dollar amounts). The Aggregate Settlement Amount shall be deferred and paid only upon the satisfaction of the Time-Based Requirements. If the Performance Requirements have been satisfied for at least one Performance Period during the Measurement Period, then in no event shall the Aggregate Settlement Amount determined under this Section be less than $7,500,000 nor more than $20,000,000. If the Performance Requirements have not been satisfied for at least one Performance Period during the Measurement Period, then the Aggregate Settlement Amount shall be $0. Any PSUs that have not become Performance-Satisfied PSUs as of the last day of the Measurement Period shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient.

5. Time-Based Requirements. The Time-Based Requirements will be satisfied if any of the three following conditions is met: (i) the Recipient has been continuously employed by the Company from the Date of Grant through and including September 15, 2019, (ii) on or prior to September 15, 2019, the Recipient’s employment was terminated by the Company without Cause, by the Company due to Total Disability or as the result of the Recipient’s death or (iii) on or prior to September 15, 2019 but on or after the occurrence of a Sale of the Company, the Recipient terminates his employment for Good Reason (and in the case of clauses (ii) and (iii), the Recipient (or his estate, as applicable) executes and does not revoke the Release, such that the Release becomes effective, within 60 days after the date of termination); provided, however, that in the event of such a termination of employment by the Company due to Total Disability, the Recipient must acknowledge at the time of his termination that his termination is due to Total Disability and that he does not have any claims against the Company (other than for vested benefits and earned but unpaid compensation). If the Recipient’s employment with the

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Company terminates on or prior to September 15, 2019 for any reason other than as described in clauses (ii) and (iii) in the first sentence of this Section 5, or if the Time-Based Requirements are not otherwise satisfied (such as by failing to timely execute the Release or not making the acknowledgement described in the immediately preceding sentence), then the Aggregate Settlement Amount, as well as all PSUs, including, without limitation, any that have become Performance-Satisfied PSUs, shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient. The parties hereto specifically acknowledge and agree that Section 10.4 of the Plan shall not apply to this Grant.

6. Settlement. If the Time-Based Requirements and any portion of the Performance Requirements have been satisfied, then the Aggregate Settlement Amount shall be paid to the Recipient in a lump sum cash payment within 30 days after September 15, 2019; provided, however, that if (x) the Time-Based Requirements are satisfied pursuant to clause (ii) or (iii) of Section 5 above excluding death, then payment of the Aggregate Settlement Amount instead shall be made within 60 days after the earlier of the day that is 6 months following Recipient’s date of termination of employment or September 15, 2019 and (y) the Time-Based Requirements are satisfied under clause (ii) of Section 5 as a result of the Recipient’s death, payment of the Aggregate Settlement Amount shall be made within 60 days after the date of such death. The parties hereto agree that the occurrence of a Change in Control or Sale of the Company shall not accelerate the payment date (provided that the Company retains the discretion to accelerate the payment date in connection with a Sale of the Company to the extent permitted under, and in accordance with, Treasury Regulation Section 1.409A-3(j)).

7. Dividend Equivalents. No dividends shall be paid with respect to any PSUs. However, if an Extraordinary Cash Dividend has a record date during the Measurement Period, then any PSUs that have not become Performance-Satisfied PSUs as of the record date of such Extraordinary Cash Dividend shall be credited with the Common Stock per-share amount of such Extraordinary Cash Dividend as of such record date (the amount of dividend equivalents so credited on any PSU, such PSU’s “Accumulated Dividend Equivalent Value”), with such amount to be paid only as provided in Sections 4 and 6. The Accumulated Dividend Equivalent Value shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient in the event that the PSUs to which such amounts relate are forfeited.

8. Adjustments. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting CDI Stock, then in addition to the adjustments permitted by the Plan, the Committee shall make any equitable adjustment to the Maximum Hurdle, the Reference Price Minimum Hurdle and the Minimum Hurdle, as well as the then highest achieved Reference Price in order to prevent the dilution or enlargement of rights hereunder (it being understood that the Maximum Hurdle and Minimum Hurdle are intended to represent a 300% increase and a 200% increase, respectively, in a trading price for the CDI Stock of $13.88, and as such, if an event described above occurs, it may be necessary to adjust such Maximum Hurdle, Reference Price Minimum Hurdle, Minimum Hurdle and the then highest achieved Reference Price to continue to reflect the desired percentage increase).

9. Tax Withholding. The amount of cash to be delivered to the Recipient, if any, under this Grant shall be reduced by all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the payout relating to this Grant.

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10. Nontransferablity of this Grant. Neither this Grant nor the PSUs may be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.
11. Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Grant is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
12. Cancellation of PSU and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Recipient has entered into competition with the Company or any of its subsidiaries in breach of the non-competition covenant set forth in Section 9(i)(i) of the Employment Agreement, the Committee may, in its discretion, at any time during the term of such non-competition covenant: (a) cancel any PSUs and the Settlement Amount related thereto and/or (b) require the Recipient to pay to the Company an amount equal to the amount paid to the Recipient in respect of this Grant during the one-year periods prior to and after the termination of the Recipient’s employment or engagement with the Company.
13. Shareholder Rights. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any PSUs covered by this Grant.
14. PSUs Do Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment of the Recipient at any time.
15. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) this Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock. The Recipient acknowledges that this Grant is, and fully satisfies the Company’s obligations with respect to, the 2015 PSUs, as described in the Employment Agreement.

16. Code Section 409A. This Agreement is intended to comply with, or be exempt from, Code Section 409A and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Recipient is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Recipient’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Recipient’s

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separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Recipient in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following Recipient’s separation from service or (ii) the 10th business day following Recipient’s death. If Recipient’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Recipient’s employment and which are subject to Code Section 409A shall not be paid until Recipient has experienced a "separation from service", or other permitted payment event, within the meaning of Code Section 409A. Neither the Company nor any of its affiliates shall have any liability or obligation to Recipient in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A.

17. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue any cash or other payments to the Recipient in connection with this Grant. If the Recipient receives any cash or other payments in connection with this Grant but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.		RECIPIENT

By:	___________________	Signature:______________________
Name:		Print Name:_____________________
Title:		Date:__________________________

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ATTACHMENT 1

Hypothetical 1

•	The only Extraordinary Cash Dividend during the Measurement Period with a record date before the end of the Performance Period commencing on October 1, 2016 was $3.00 per share.

•	Prior to the Performance Period commencing on October 1, 2016, no portion of the Performance Requirements have been satisfied.

•
    With respect to the Performance Period commencing on October 1, 2016, (i) the average Daily Value equals $30.33, (ii) the Daily Value for 30 of such trading days was $33.00, the Daily Value for another 30 of such trading days was $28.00 and the Daily Value for another 30 of such trading days was $30.00 and (iii) the lowest Daily Value during the last 20 trading days was $33.00. The Daily Value on the last day of such Performance Period was $33.00.

•
    Based on the foregoing, the Reference Price for such Performance Period is $30.00 (which is the highest number that does not exceed the amount determined under any of clause (i) ($30.33), clause (ii) ($30.00) or clause (iii) ($33.00)). Because $30.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Performance Period was $27.76), the Performance Requirements for the Performance Period commencing on October 1, 2016 were satisfied for $9,517,291.07 (which equals $7,500,000 + ($12,500,000 X (($30.00 - $27.76) / ($41.64 -$27.76))).

•
    Based on such achievement, the number of PSUs that will be treated as Performance Satisfied PSUs would equal 288,402.76 ($9,517,291.07 / $33.00). Such Performance Satisfied PSUs would then be immediately converted to their Settlement Amount, which equals $9,517,291.07 (the sum of the Fair Market Value of such Performance Satisfied PSUs on the last day of such Performance Period ($8,652,082.79), plus the Accumulated Dividend Equivalent Value of such Performance Satisfied PSUs ($865,208.28)).

•	Such amount ($9,517,291.07) would then be paid as provided in Section 6 only upon the satisfaction of the Time-Based Requirements.

Hypothetical 2

•	The facts are the same as Hypothetical 1.

•
    Prior to the end of the Performance Period commencing on March 1, 2017, no additional portion of the Performance Requirements have been satisfied (beyond those satisfied under Hypothetical 1 above), nor have any additional Extraordinary Cash Dividends been declared.

•	With respect to the Performance Period commencing on March 1, 2017, the Reference Price is determined to be $29.85 applying the same principles as applied in Hypothetical 1.

•	Based on the foregoing, the Reference Price for such Performance Period did

12176264.1.TAX

not exceed the Reference Price Minimum Hurdle (which at such time was $30.00), and as such, no portion of the Performance Requirements was satisfied during such Performance Period. However, the Performance Requirements for the previous Performance Period (commencing on October 1, 2016) remain satisfied, resulting in an Aggregate Settlement Amount of $9,517,291.07 (to be paid if and only if the Time-Based Requirements are satisfied).

Hypothetical 3

•	The facts are the same as Hypotheticals 1 and 2.

•
    Prior to the end of the Performance Period commencing on July 2, 2017, no additional portion of the Performance Requirements have been satisfied (beyond those satisfied under Hypothetical 1 above), nor have any additional Extraordinary Cash Dividends been declared.

•
    With respect to the Performance Period commencing on July 2, 2017, (i) the average Daily value equals $32.33, (ii) 30 trading days during such period had a Daily Value of $33.00, while the other 60 trading days had a Daily Value of $32.00 and (iii) the lowest Daily Value for the last 20 trading days was $33.00. The Daily Value on the last trading day of such Performance Period was $33.00.

•
    Based on the foregoing and applying the same principles as applied in Hypothetical 1, the Reference Price was $32.00. Because $32.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Performance Period was $30.00 as per Hypotheticals 1 and 2 above), the Performance Requirements for the Performance Period commencing on July 2, 2017 were satisfied. As the result of such achievement, the aggregate amount with respect to which the Performance Requirements are satisfied for such Performance Period and all prior Performance Periods equals $11,318,443.80 ($7,500,000 + ($12,500,000 X (($32.00-$27.76) / ($41.64-$27.76)). Because the Performance Requirements were already satisfied for $9,517,291.07, the additional amount with respect to which the Performance Requirements were satisfied for the Performance Period commencing on July 2, 2017 was $1,801,152.73 ($11,318,443.80 - $9,517,291.07).

•
    Based on such achievement, the additional number of PSUs that will be treated as Performance Satisfied PSUs would equal 54,580.39 ($1,801,152.73 / $33.00). Such Performance Satisfied PSUs would then be immediately converted to their Settlement Amount, which equals $1,801,152.73 (the sum of the Fair Market Value of such Performance Satisfied PSUs ($1,637,411.57), plus the Accumulated Dividend Equivalent Value of such Performance Satisfied PSUs ($163,741.16)).[1]

___________________
1 The number of Performance Satisfied PSUs was rounded two decimal places in this example for ease of illustration. No rounding would occur in the determination of amounts actually earned.

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•
    As of the end of the Performance Period commencing on July 2, 2017, the Aggregate Settlement Amount would be $11,318,443.80 ($9,517,291.07 for the Performance Period commencing on October 1, 2016, plus $1,801,152.73 for the Performance Period commencing on July 2, 2017). Such Aggregate Settlement Amount would be paid if and only if the Time-Based Requirements are satisfied.

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EXHIBIT F

RELEASE

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Exhibit F

SEPARATION AGREEMENT
This Separation Agreement (this “Agreement”), dated as of [______], is made by and between CDI Corp., a Pennsylvania corporation (the “Company”) and Scott Freidheim (“Executive”).
Recitals
WHEREAS, Executive was previously employed as the Company’s Chief Executive Officer and President pursuant to an employment agreement with the Company, dated as of September 10, 2014 (the “Employment Agreement”); and
WHEREAS, Executive’s employment with the Company terminated on [_____] (the “Separation Date”); and
WHEREAS, the Company and Executive desire to enter into this Agreement relating to Executive’s termination of employment.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:
1.         Termination of Employment
(a)     General. Effective as of the Separation Date, Executive’s employment and all other positions Executive held with the Company and its subsidiaries and affiliates terminated, including, without limitation, (i) Executive’s position as Chief Executive Officer and President of the Company and (ii) Executive’s service on the Board of Directors of the Company (the “Board”).
(b)    Accrued Benefits. The Company shall pay Executive all earned but unpaid base salary through the Separation Date and Executive shall be entitled to receive any vested benefits as of the Separation Date in accordance with, and subject to, the terms of the applicable Company (and/or subsidiary) employee benefit plans.
(c)    Severance Benefits. Subject to Executive’s execution of this Agreement, such that it is effective (with all revocation periods having expired unexercised) within 60 days after the Separation Date, the Company shall provide Executive with the payments and benefits set forth in Section 7(b)(ii) of the Employment Agreement (in the manner, and subject to the conditions, set forth therein).1
(d)     Equity Awards. [______].2
(e)    No Other Compensation. Except as otherwise specifically provided in Sections 1(b) and 1(c), from and after the Separation Date, Executive shall cease to have any right to compensation or benefits from the Company or any of its subsidiaries relating to Executive’s employment with the Company or its subsidiaries or the termination thereof.

2.     General Release.
(a)     Release. In consideration for the compensation and other benefits set forth in Section 1(c) of this Agreement, and for other good and valuable consideration, Executive, on behalf of

___________________
1 To be updated at the time of execution.
2 To be updated at the time of execution.

12174718.3.TAX

Executive, Executive’s heirs, estate, executors, administrators, agents, beneficiaries, trustees, legal and other representatives, successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its parent, subsidiaries or any related companies, and any of its or their officers, directors, principals, shareholders, employees, agents, employee benefit plans (including the administrators and fiduciaries thereof), representatives, and all persons/entities claimed to be jointly or severally liable with any of the foregoing (collectively “Releasees”), from any and all charges, promises, actions, causes of action, covenants, contracts, controversies, agreements, complaints, claims, liabilities, obligations, suits, demands, grievances, arbitrations, costs, losses, debts and expenses, including attorney’s fees, of any nature whatsoever (hereinafter “Claims”), known or unknown, foreseen or unforeseen, accrued or unaccrued, which Executive has or may have against Releasees, or any of them, arising at any time prior to and including the date Executive signs this Agreement. The Claims covered by this general release include, without limitation, (i) any and all Claims which relate directly or indirectly to Executive’s employment with Company or its subsidiaries, or Executive’s separation from that employment; (ii) any and all Claims under the Employment Agreement, (iii) any and all Claims, whether statutory, at common law or otherwise, for wrongful termination of employment, breach of contract, breach of the covenant of good faith and fair dealing, detrimental reliance, promissory estoppel, infliction of emotional distress, defamation, fraud, misrepresentation or any other tort or contract theory; (iii) any and all Claims under the laws of the United States, the Commonwealth of Pennsylvania or any other state, or any local jurisdiction, for discrimination based upon sex, race, age, national origin, religion, handicap, disability, retaliation, or on any other basis, including, without limitation, all Claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Pennsylvania Human Relations Act, the Philadelphia Fair Practices Ordinance, and any related federal, state or local laws otherwise covering Executive’s employment and the separation therefrom; (iv) any and all Claims under the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Pennsylvania Minimum Wage Law, the Pennsylvania Wage Payment and Collection Law, and all other federal, state, and local statutes, rules, or regulations; and (v) all common law claims under the laws of any jurisdiction. It is the intention of the Executive and the Company that the language relating to the description of Claims in this Section shall be given the broadest possible interpretation permitted by law. Notwithstanding the foregoing, the release of claims set forth in this Section 2(a) shall not apply to Executive’s (w) rights to indemnification and directors and officers liability insurance coverage under Section 2 of the Employment Agreement or in accordance with the Company’s governing documents providing coverage to former directors and officers generally, as in effect from time to time, (x) rights under Section 7(b)(ii)(5) of the Employment Agreement with respect to the 2014 PSUs (as defined under the Employment Agreement) and 2015 PSUs (as defined under the Employment Agreement), (y) rights as a shareholder of the Company or (z) rights to the payments and benefits set forth in Sections 1(b) and 1(c) of this Agreement. This Agreement shall not be construed as an admission of any wrongdoing on the part of any Releasee; any such wrongdoing being expressly denied.
(b)     Acknowledgment. Executive agrees and acknowledges that this Section 2 constitutes a knowing and voluntary waiver of all rights or Claims Executive may have as of the date Executive signs this Agreement and that Executive has no physical or mental impairment of any kind which has interfered with Executive’s ability to read and understand the meaning of this Agreement or its terms.
(c)     Covenant not to Sue. Executive agrees and covenants not to file, initiate, join, or accept any relief in any lawsuit (either individually, with others, or as part of a class), in any forum, pleading, raising, or asserting any Claim(s) barred or released by Section 2 of this Agreement. Executive agrees and acknowledges that, in the event that Executive breaches any obligation under

2
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this Section 2, then (i) the payments and benefits described in Section 1(c) of this Agreement, to the extent not then paid or provided, shall be immediately forfeited and (ii) Executive will be obligated to repay the Company any amounts paid or provided under Section 1(c) above and to reimburse the applicable Releasees for their reasonable costs and attorney’s fees incurred in defending against those Claims that are found to be barred by this Agreement. Notwithstanding the foregoing, nothing in this Section 2(c) or this Agreement shall preclude Executive from challenging the validity of the release in this Section 2 under the requirements of the Age Discrimination in Employment Act (“ADEA”), and Executive shall not be responsible for reimbursing the attorney’s fees and costs of the Releasees, or repaying any amounts or benefits paid under Section 1(c), in connection with such a challenge to the validity of the release, nor shall any payments or benefits under Section 1(c) be forfeited in connection with such a challenge. However, Executive acknowledges that the release contained in this Agreement applies to all Claims Executive has under the ADEA, and that, unless the release is held to be invalid, all of Executive’s Claims under the ADEA shall be extinguished by execution of this Agreement. Executive further agrees that nothing in this Section 2 or this Agreement shall preclude or prevent Executive from filing a charge with the U.S. Equal Employment Opportunity Commission or similar state or local agency. Executive agrees that he will not seek or accept any relief obtained on his behalf by any government agency, private party, class, or otherwise with respect to any Claims released in this Agreement. Executive warrants and represents that Executive has not filed any Claim released in this Agreement and that Executive is not aware of any wrongdoing or violation of any law, statute, regulation, or policy by any of the Releasees.
(d) Review and Revocation Rights. Executive is hereby advised to consult with counsel before executing this Agreement. Executive hereby acknowledges and understands that Executive has the right to consider this Agreement, including the general release contained in this Section 2, for a period of twenty-one (21) days prior to execution. Changes made to this Agreement, whether material or immaterial, will not restart the running of the aforementioned twenty-one day period. Executive further acknowledges and understands that for seven (7) days following Executive’s execution of this Agreement, Executive may revoke this Agreement by providing written notice to the Company at the address provided below in Section 4(h) within this seven-day revocation period. This Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired without revocation (such date, the “Effective Date”). Executive represents and acknowledges that Executive has read this Agreement, understands its terms and has entered into this Agreement freely and voluntarily. This Agreement shall not be deemed void or voidable by claims of duress, deception, mistake of fact, or otherwise. Nor shall the principle of construction that all ambiguities are to be construed against the drafter be employed in the interpretation of this Agreement. Rather, it is agreed that this Agreement should not be construed for or against any party.
3.         Continuing Obligations. Executive acknowledges and agrees that Executive’s obligations under Section 9 of the Employment Agreement (which Section 9 is hereby incorporated in its entirety by reference) shall continue to apply in accordance with the terms of such provisions.
4.         Miscellaneous.
(a)     Code Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Executive is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months

3
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after Executive’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Executive’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Executive in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following Executive’s separation from service or (ii) the 10th business day following Executive’s death.
(b)     Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity, subject or otherwise, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the maximum extent compatible with the applicable law.
(c)     Governing Law; Exclusive Choice of Forum. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Eastern District of Pennsylvania (or if federal jurisdiction does not exist, the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County) for any litigation arising out of this Agreement.
(d)     Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Executive’s rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company. The Company may assign this Agreement without Executive’s consent.
(e)     Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.
(f)     Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and, except as explicitly specified herein, replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto, including, without limitation, the Employment Agreement; provided, however, that (i) Sections 8 through and including 19 of the Employment Agreement shall continue to be in effect in accordance with their terms and (ii) any compensation clawback provision shall continue to apply in accordance with its terms. Executive and the Company acknowledge that this Agreement is intended to embody a complete and final resolution of the employer-employee relationship between Executive and the Company. Executive further acknowledges and agrees that the payments and benefits described in this Agreement are all that Executive is entitled to receive from the Company, and that the Company shall have no liability or obligation to Executive in excess of such amounts. This Agreement may be modified only by an agreement in writing executed by both Executive and the Company.
(g)     Counsel. Executive acknowledges that Executive has been advised to consult with counsel concerning this Agreement, has had ample opportunity to consult with counsel of

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Executive’s own selection and has so consulted to the extent Executive determined to be necessary or appropriate.
(h)     Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties, by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight air courier, addressed as follows:

To the Company:
CDI Corporation
1717 Arch Street; 35th Floor
Philadelphia, PA 19103
Attention: Board of Directors

With required copies to:

CDI Corp.
3500 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention: General Counsel
And

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Stephen W. Skonieczny, Esq.
Telephone: (212) 698-3524
Facsimile: (212) 314-0024

To Executive:
At Executive’s address in the Company’s records,
or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.
(i)    Taxes. The Company shall have the right to withhold from any amounts payable hereunder any federal, state, local or other taxes that the Company determines are required to be withheld.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CDI CORP.

By:
Title:

SCOTT FREIDHEIM

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